UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2020	(August 18, 2020)
JOHNSON CONTROLS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Albert Quay. Cork, Ireland, T12 X8N6
(Address of principal executive offices and postal code)

(353)	21-423-5000	Not Applicable
(Registrant’s telephone number)		(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange
0.000% Senior Notes due 2020	JCI20B	New York Stock Exchange
4.25% Senior Notes due 2021	JCI21B	New York Stock Exchange
3.750% Senior Notes due 2021	JCI21C	New York Stock Exchange
4.625% Notes due 2023	JCI23	New York Stock Exchange
1.000% Senior Notes due 2023	JCI23A	New York Stock Exchange
3.625% Senior Notes due 2024	JCI24A	New York Stock Exchange
1.375% Notes due 2025	JCI25A	New York Stock Exchange
3.900% Notes due 2026	JCI26A	New York Stock Exchange
6.000% Notes due 2036	JCI36A	New York Stock Exchange
5.70% Senior Notes due 2041	JCI41B	New York Stock Exchange
5.250% Senior Notes due 2041	JCI41C	New York Stock Exchange
4.625% Senior Notes due 2044	JCI44A	New York Stock Exchange
5.125% Notes due 2045	JCI45B	New York Stock Exchange
6.950% Debentures due December 1, 2045	JCI45A	New York Stock Exchange
4.500% Senior Notes due 2047	JCI47	New York Stock Exchange
4.950% Senior Notes due 2064	JCI64A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2020, Johnson Controls International plc (the “Company”) announced that Olivier Leonetti, 55, would join the Company and succeed Brian Stief as the Company’s Chief Financial Officer. The Company previously announced that Mr. Stief plans to retire from the Company effective December 31, 2020. Mr. Leonetti is expected to join the Company during the fourth quarter of fiscal 2020 and will initially be appointed as Executive Vice President and Chief Financial Officer-Elect of the Company at the Company’s next regularly scheduled board meeting. It is expected that Mr. Leonetti will assume the role of Executive Vice President and Chief Financial Officer of the Company following the filing of the Company’s annual report on Form 10-K for fiscal year 2020. Following this transition, it is expected that Mr. Stief will remain in the role of Vice Chairman until his retirement.

Mr. Leonetti is currently the Senior Vice President, Chief Financial Officer of Zebra Technologies, a provider of enterprise-level data capture and automatic identification solutions, a position he had held since November 2016. Prior to joining Zebra, Mr. Leonetti was the Executive Vice President and Chief Financial Officer of Western Digital, a provider of data infrastructure solutions from 2014 to 2016. Prior to joining Western Digital, Mr. Leonetti served as Vice President of Finance – Global Commercial Organization at Amgen, Inc. from 2011 to 2014. From 1997 to 2011, Mr. Leonetti served in various senior finance positions with increasing responsibility at Dell Inc., including most recently as Vice President of Finance. Prior to joining Dell Inc., Mr. Leonetti served in various worldwide finance capacities with Lex Rac Service plc and the Gillette Company. Mr. Leonetti also serves as a director on the board of Eaton Corporation, a provider of power management technologies and services.

In connection with Mr. Leonetti’s appointment, he will (1) receive a base salary of $740,000, (2) participate in the Company’s Annual Incentive Performance Program for fiscal year 2021, with a maximum bonus capped at 200% of his base salary and (3) receive long-term equity incentive awards for fiscal year 2021 consistent with the awards granted to the Company’s senior executives, consisting of a mix of performance share units, share options and restricted share units. The value of Mr. Leonetti’s long term long-term equity incentive awards will be set by the Compensation Committee in connection with its determination of the compensation of the Company’s executive officers for fiscal year 2021. Mr. Leonetti will also receive (1) a one-time cash payment of $800,000 and (2) a one-time restricted share grant valued at $5,500,000 that will vest ratably over a three-year period. Mr. Leonetti will be eligible to participate in all employee benefit plans generally available to senior executives of the Company, which are more fully described in the Company’s definitive proxy statement (“Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on January 17, 2020. Mr. Leonetti will also be subject to the Company’s Severance and Change in Control Policy, which is described in the Company’s Proxy Statement.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Leonetti or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Leonetti and any of the Company’s directors or executive officers. The appointment of Mr. Leonetti was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

A copy of the press release announcing the hiring of Mr. Leonetti is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by Johnson Controls International plc, dated August 18, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             JOHNSON CONTROLS INTERNATIONAL PLC

Date: August 18, 2020	By:	/s/ Richard J. Dancy
		Name:	Richard J. Dancy
		Title:	Vice President and Corporate Secretary